UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2024
_________________________
Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On May 3, 2024 (the “Closing Date”), Lamb Weston Holdings, Inc. (the “Company”) entered into the Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), among the Company, as a borrower, Lamb-Weston/Meijer v.o.f. (“LW EMEA”), as a borrower, the guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent. The Revolving Credit Agreement replaces the Company’s existing Credit Agreement, dated as of November 9, 2016 (as amended, the “Existing Revolving Credit Agreement”), among the Company, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

The Existing Revolving Credit Agreement provided for, among other things, a $1.0 billion revolving credit facility (the “Revolving Credit Facility”), including borrowings and letters of credit available in U.S. dollars and various foreign currencies. The Revolving Credit Agreement modifies the Existing Revolving Credit Agreement for the purpose of, among other things, (i) increasing the commitments under the Revolving Credit Facility to $1.5 billion, (ii) extending the maturity date of the Revolving Credit Facility from August 11, 2026 to May 3, 2029, and (iii) establishing a new €200.0 million term loan facility for LW EMEA maturing on May 3, 2029 (the “European Term Loan”). LW EMEA is not required to make amortization repayments of the European Term Loan. On the Closing Date, LW EMEA repaid approximately €200.0 million of indebtedness and terminated its existing €400.0 million revolving credit facility.

Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to (i) an applicable rate plus (ii)(a) for U.S. dollar denominated loans, Term SOFR, Adjusted Daily Simple SOFR or the Base Rate (each as defined in the Revolving Credit Agreement), and (b) for Alternative Currency denominated loans, the Alternative Currency Term Rate or the Alternative Currency Daily Rate (each as defined in the Revolving Credit Agreement). Borrowings of the European Term Loan bear interest at a per annum rate equal to (i) an applicable rate plus (ii) the Alternative Currency Term Rate applicable to Euro denominated loans. The applicable rate is based on the Company’s consolidated net leverage ratio and ranges between 1.125% to 1.75% (or, in the case of Base Rate-based loans, 0.125% to 0.75%).

The Revolving Credit Agreement contains affirmative and negative covenants, financial covenants and events of default that are substantially consistent with the Existing Revolving Credit Agreement.

Term Loan Credit Agreement

On the Closing Date, the Company entered into the Amended and Restated Credit Agreement (the “Term Loan Credit Agreement”), among the Company, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and AgWest Farm Credit, PCA, as administrative agent. The Term Loan Credit Agreement replaces the Company’s existing Credit Agreement, dated as of June 28, 2019 (as amended, the “Existing Term Loan Credit Agreement”), among the Company, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and AgWest Farm Credit, PCA, as administrative agent.

The Existing Term Loan Credit Agreement provided for, among other things, (i) a $300.0 million term loan facility, (ii) a $325.0 million term loan facility (the “Term A-2 Loan”) and (iii) a $450.0 million term loan facility. The Term Loan Credit Agreement modifies the Existing Term Loan Credit Agreement for the purpose of, among other things, establishing an additional $325.0 million term loan facility (the “Term A-4 Loan”), a portion of which was used on the Closing Date to repay the Term A-2 Loan in full.

Borrowings of the Term A-4 Loan bear interest at a per annum rate equal to (i) an applicable rate plus (ii) Adjusted Term SOFR, the Base Rate or the Fixed Rate (each as defined in the Term Loan Credit Agreement). The applicable rate is based on the Company’s consolidated net leverage ratio and ranges between 1.85% to 2.85% (or, in the case of Base Rate-based loans, 0.85% to 1.85%).

The Company is required to make amortization repayments of the Term A-4 Loan, commencing on the last business day of September 2024, in equal quarterly installments equal to 5.00% per annum of the original principal amount of the Term A-4 Loan, with the remaining principal balance payable on the maturity date (subject to adjustment for prepayments). The Term A-4 Loan matures on May 3, 2029.

The Term Loan Credit Agreement contains affirmative and negative covenants, financial covenants and events of default that are substantially consistent with the Existing Term Loan Credit Agreement.

General

Copies of the Revolving Credit Agreement and the Term Loan Credit Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of the Revolving Credit Agreement and the Term Loan Credit Agreement, do not purport to be complete, and are qualified in their entirety by the complete text of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.

Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of May 3, 2024, among Lamb Weston Holdings, Inc., Lamb-Weston/Meijer v.o.f., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

10.2
Amended and Restated Credit Agreement, dated as of May 3, 2024, among Lamb Weston Holdings, Inc., the guarantors party thereto, the lenders party thereto and AgWest Farm Credit, PCA, as administrative agent

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: May 8, 2024